EXHIBIT 10.57

                              Consulting Agreement

This Consulting Agreement made and entered into the 25 day October of 2000, by and between Surgical Safety Products, Inc. (SURG), located at 3665 Bee Ridge Road, Suite 300, Sarasota, Florida 34233, hereinafter referred to as ("the Company") and Global Development Advisors, Inc. (GDA), located at 4718 Lillian Ave., Palm Beach Gardens, Florida 33418, hereinafter referred to as ("Consultant"). On an exclusive basis for a period of three months:

                                   WITNESSETH

     Whereas  Consultant   provides  corporate  growth  development   consulting
services;

     Whereas the Company desires to engage the services of GDA in accordance with the terms and conditions set forth in this Agreement which now consolidates and supercedes any agreement now in effect and:

           NOW,  THEREFORE,   for  valuable   consideration,   the  receipt  and
sufficiency of which is hereby  acknowledged,  the parties agree as follows:

1. Duties of Consultant - Consulting Services: Consultant will provide such consulting services and advice pertaining to the Company's business affairs as the Company may from time to time reasonably request. Without limiting the generality of the foregoing, Consultant will assist the Company in business and strategic planning, growth oversight, corporate finance and corporate development, develop sales and marketing material, design a business plan if requested, set and attend road shows with investment banking firms as required, and assist in developing, studying, and evaluating merger and acquisition proposals, based upon documentary information provided to Consultant by the Company and any other such business matters as may be needed. The services described shall be rendered by Consultant without any direct supervision by the Company and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultant may determine.

* Strategic Plan Implementation: Review of corporate plans, acquisitions, joint ventures, new products and technology and overall corporate direction to ensure that the approach has the potential to add significant value to the Company's market value. Consultant will design and present for review a Financial Package, Analyst Report, Road Show plan and review existing



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     business  plan.  Consultant  will continue to work with the Company to make any necessary changes to the package over the coming year.

* Investor Relations Oversight: These include assistance and coordination and monitoring of current Investor effort, with the Company's Investor Relations Firm to develop marketing approaches for broadening the Company's shareholder base, review and periodic updating of the Company's story presentations to the investment community, review of internal investor relations including top management, interface with the investment community, review and selection of events and press releases which could have impact on the Company's stock, and etc

* Capital Markets Advisory Work: Consultant provides an experienced sounding-board to evaluate proposed corporate financing including bank and debt financing, and lease finance arrangements which the Company may periodically undertake.

2. Compensation: In consideration of the services provided by GDA under the Agreement the Company agrees to pay the following: An initial payment up front, non-refundable, of 150,000 shares of Common Stock to be included in the upcoming registration statement. The Company can extend this contract under terms and conditions acceptable to all parties.

3. Out of Pocket Expenses: The Company agrees to pay certain mutually agreed upon out of pocket expenses, which will be, billed monthly. All expenses will be agreed upon in advance by the Company.

4. Relationship: Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereinafter be expressly agreed, Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

5. Confidentiality: Except in the course of the performance of its duties hereunder, Consultant agrees that it shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known.

6. Term: This agreement shall be for a period of three months unless extended by the Company.

7. Assignment and Termination: This Agreement shall not be assignable by any party except to successors to all or substantially all of the business of either party for any reason whatsoever



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without  the prior  written  consent of the other  party,  which  consent may be arbitrarily withheld by the party whose consent is required.

8. Governing Law: This Agreement shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be construed in accordance with the laws of said State.


AGREED AND ACCEPTED:

By:        Surgical Safety Products, Inc.
Name:      ________________________________
Title:     ________________________________
Date:      ________________________________

AGREED AND ACCEPTED:
By:        Global Development Advisors, Inc.
Name:      ________________________________
           Noreen G. Wilson
Title:     President
Date:      ________________________________